UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2015

SunEdison, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

13736 Riverport Dr. Maryland Heights, Missouri 63043 (Address of principal executive offices) (Zip Code)

(314) 770-7300 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of a Material Definitive Agreement.
On July 15, 2015, SunEdison, Inc. (“SunEdison,” “we” or “our”) entered into a securities purchase agreement (the “Purchase Agreement”) with Light Energia S.A. (“Light”), pursuant to which we agreed to acquire all of Light’s ownership interest in Renova Energia, S.A. (“Renova”) , which represented approximately 15.87% of the outstanding shares of Renova. The purchase price for the acquisition was $250 million, which was payable in shares of SunEdison common stock. The Purchase Agreement was subject to the satisfaction of various closing conditions and provided that each party could terminate the Purchase Agreement if the closing did not occur on or prior to November 30, 2015 (the “Termination Date”). On December 1, 2015, we terminated the Purchase Agreement as a result of certain conditions precedent to closing not being satisfied and the transaction not closing by the Termination Date.
Item 7.01    Regulation FD Disclosure.
On December 2, 2015, we issued a press release regarding the terminations of the Purchase Agreement and the Backlog Agreement (as defined below). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.
Item 8.01    Other Events.
On July 15, 2015, our subsidiary TerraForm Global, Inc. (“Global, Inc.”) and our subsidiary TerraForm Global LLC (“Global LLC” and together with Global, Inc., “TerraForm Global”) entered into an agreement with Renova (the “Backlog Agreement”) pursuant to which TerraForm Global committed, subject to certain significant conditions, to acquire twelve Brazilian wind and hydro-electric projects between 2016 and 2020 representing an aggregate capacity of approximately 2.7 gigawatts (the “Renova Backlog Projects”). The Renova Backlog Projects were in various stages of planning and development, and this commitment was subject to significant conditions. If the significant conditions and other contingencies were met and all twelve projects were acquired, the aggregate consideration was estimated to be approximately $4 billion. TerraForm Global subsequently assigned its rights and obligations under the Backlog Agreement to SunEdison.
The Backlog Agreement provides that it terminates automatically, and without any action by any party, if the Purchase Agreement is terminated. Consequently, the Backlog Agreement terminated automatically on December 1, 2015, based on the termination of the Purchase Agreement.

Item 9.01.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued December 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2015
SUNEDISON, INC.

By:    /s/ Martin H.Truong___________
Name: Martin H. Truong
Title: Senior Vice President, General
Counsel and Corporate Secretary

Item 9.01.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued December 2, 2015